SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest Event Reported): July 9, 2003

WACKENHUT CORRECTIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (561) 893-0101

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events and Required FD Disclosure

     On July 9, 2003, Wackenhut Corrections Corporation (“the Company”) completed three previously announced transactions (collectively, the “Transactions”): (i) the refinancing of its senior secured credit facility through the execution of an Amended and Restated Credit Agreement (the “Credit Agreement”), by and among the Company, as Borrower, BNP Paribas, as Administrative Agent, Syndication Agent and Lead Arranger, Bank of America, N.A. and Southtrust Bank, as Co-Syndication Agents, Comerica Bank, as Co-Documentation Agent, and the lenders who are, or may from time to time become, a party thereto; (ii) the sale of $150 million in aggregate principal amount of ten-year, 8 1/4% senior unsecured notes in a private offering (the “Offering”) to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside the United States pursuant to Regulation S promulgated under the Securities Act; and (iii) the repurchase for $132 million of 12,000,000 shares of its common stock from Group 4 Falck A/S (the “Repurchase”).

     The Credit Agreement consists of a $100 million 6-year term loan (the “Term Loan B”) and a $50 million 5-year revolver (the “Revolver”). The interest rate for the Term Loan B and the Revolver is LIBOR plus 3%. The net proceeds from the Offering and the funds borrowed under the Term Loan B, along with cash on hand, were used to refinance amounts outstanding under the Company’s former senior secured credit facility, complete the Repurchase and pay the fees and expenses related to the Transactions. The Credit Agreement is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The Company’s press release issued in connection with the completion of the Credit Agreement and the Offering is filed with this report as Exhibit 99.1 and is incorporated herein by reference. The Company’s press release issued in connection with the completion of the Repurchase is filed with this report as Exhibit 99.2 and is incorporated herein by reference.

     The Company is including the following cautionary statement in this Form 8-K to make applicable and take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by, or on behalf of, the Company. This Form 8-K Report contains forward-looking statements regarding future events and the future performance of the Company that involve risks and uncertainties that could materially affect actual results. Investors should refer to documents that the Company files from time to time with the Securities and Exchange Commission for a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this Form 8-K Report. Such factors include, but are not limited to: (1) risks associated with the Company’s ability to control operating costs associated with contract start-ups; (2) the Company’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into the Company’s operations without substantial costs; (3) the Company’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (4) the Company’s ability to obtain future financing on acceptable terms; (5) the Company’s ability to sustain company-wide occupancy rates at its facilities; and (6) other factors contained in the Company’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.

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Item 7. Financial Statements And Exhibits

(c) Exhibits.

Exhibit No	Description

1.1	Purchase Agreement, dated July 1, 2003, by and among Wackenhut Corrections Corporation and BNP Paribas Securities Corp., Lehman Brothers Inc., First Analysis Securities Corporation, SouthTrust Securities, Inc. and Comerica Securities, Inc. as the Initial Purchasers

4.1	Indenture, dated July 9, 2003, by and between Wackenhut Corrections Corporation and The Bank of New York, as Trustee, relating to 8 1/4% Senior Notes due 2013

4.2	Registration Rights Agreement, dated July 9, 2003, by and among Wackenhut Corrections Corporation and BNP Paribas Securities Corp., Lehman Brothers Inc., First Analysis Securities Corporation, SouthTrust Securities, Inc. and Comerica Securities, Inc.

10.1	Amended and Restated Credit Agreement, dated July 9, 2003, by and among Wackenhut Corrections Corporation, BNP Paribas, as Administrative Agent, Syndication Agent and Lead Arranger, Bank of America, N.A. and Southtrust Bank, as Co-Syndication Agents, Comerica Bank, as Co-Documentation Agent, and the lenders who are, or may from time to time become, a party thereto

99.1	Press Release dated July 9, 2003

99.2	Press Release dated July 9, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACKENHUT CORRECTIONS CORPORATION

July 29, 2003	By:/s/ John G. O’Rourke

Date	John G. O’Rourke Senior Vice President and Chief Financial Officer (Principal Financial Officer and duly authorized signatory)

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EXHIBIT INDEX

Exhibit No	Description

1.1	Purchase Agreement, dated July 1, 2003, by and among Wackenhut Corrections Corporation and BNP Paribas Securities Corp., Lehman Brothers Inc., First Analysis Securities Corporation, SouthTrust Securities, Inc. and Comerica Securities, Inc. as the Initial Purchasers

4.1	Indenture, dated July 9, 2003, by and between Wackenhut
Corrections Corporation and The Bank of New York, as Trustee, relating to 8 1/4% Senior Notes due 2013

4.2	Registration Rights Agreement, dated July 9, 2003, by and among Wackenhut Corrections Corporation and BNP Paribas Securities Corp., Lehman Brothers Inc., First Analysis Securities Corporation, SouthTrust Securities, Inc. and Comerica Securities, Inc.

10.1	Amended and Restated Credit Agreement, dated July 9, 2003, by and among Wackenhut Corrections Corporation, BNP Paribas, as Administrative Agent, Syndication Agent and Lead Arranger, Bank of America, N.A. and Southtrust Bank, as Co-Syndication Agents, Comerica Bank, as Co-Documentation Agent, and the lenders who are, or may from time to time become, a party thereto

99.1	Press Release dated July 9, 2003

99.2	Press Release dated July 9, 2003

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